UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 12, 2014
DATE OF EARLIEST EVENT REPORTED: February 11, 2014

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733 2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On February 11, 2014, PEDEVCO Corp. (the “Company”) issued a press release announcing that it had been informed by Aral Petroleum Capital Limited Partnership (“Aral”) that in December 2013 the Central Development Committee of the Republic of Kazakhstan approved the plan proposed by Aral for the development of its 2,199 acre contract area located in the East Zhagabulak Block oilfield, thereby officially moving the oilfield into the development stage under Aral’s existing production license issued by the Republic of Kazakhstan.   This acreage is part of the 380,000 acres covered by an exploration license issued by the Republic of Kazakhstan that is 100% held by Aral.

The Company is currently under contract to acquire an indirect 34% interest in Aral. The Company’s acquisition of this interest is subject to the satisfaction of certain customary closing conditions, including the requisite approvals from the Republic of Kazakhstan.

A copy of the press release is furnished as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1*	Press Release dated February 11, 2014

* Furnished herewith.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Clark R. Moore
Clark R. Moore
Executive Vice President and General Counsel

Date: February 12, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated February 11, 2014

* Furnished herewith.